UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025

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HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2025, Harvard Bioscience, Inc., (the “Company”) received a notification letter from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had been granted an additional 180 days, or until March 30, 2026 (the “Second Compliance Period”), to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period. In order to be eligible to receive the Second Compliance Period, the Company applied to have its common stock (the “Common Stock”) transferred from the Nasdaq Global Market to the Nasdaq Capital Market. In connection with the grant of the Second Compliance Period, the application was approved and the Common Stock will move to the Nasdaq Capital Market effective at the opening of business on October 3, 2025.

As previously disclosed by the Company in a Current Report on Form 8-K filed on April 10, 2025, the Company received a notification letter from the Staff notifying the Company that, because the closing bid price for the Common Stock listed on the Nasdaq Global Market had been below $1.00 for 30 consecutive business days, the Company no longer met the Minimum Bid Price Requirement.

If at any time before March 30, 2026, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance, subject to the Staff’s discretion to extend the minimum bid price compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Second Compliance Period, the Common Stock will become subject to delisting. In the event that the Company receives notice that the Common Stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Staff to a hearings panel.

The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and the Company’s Common Stock will continue to be listed and traded under the symbol “HBIO.”

The Company intends to continue to monitor the closing bid price of the Common Stock between now and March 30, 2026, and will consider available options to regain compliance with the Minimum Bid Price Requirement, including effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: October 3, 2025	By:	/s/ Mark Frost
Mark Frost
Interim Chief Financial Officer